Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: July 5, 2023

Winder Investment Pte. Ltd.

By:	/s/ Sharon Yam Kwai Ying
Name:	Sharon Yam Kwai Ying
Title:	Director

By:	/s/ Iqbal Jumabhoy
Name:	Iqbal Jumabhoy
Title:	Director

Freemont Capital Pte. Ltd.

By:	/s/ Sharon Yam Kwai Ying
Name:	Sharon Yam Kwai Ying
Title:	Director

By:	/s/ Iqbal Jumabhoy
Name:	Iqbal Jumabhoy
Title:	Director

Winder Pte. Ltd.

By:	/s/ Sharon Yam Kwai Ying
Name:	Sharon Yam Kwai Ying
Title:	Director

By:	/s/ Iqbal Jumabhoy
Name:	Iqbal Jumabhoy
Title:	Director

Winder Investment Anstalt

By:	/s/ Gabriel Prêtre
Name:	Gabriel Prêtre
Title:	Member of the board of directors

By:	/s/ Peter Prast
Name:	Peter Prast
Title:	Member of the board of directors

Winder Anstalt

By:	/s/ Gabriel Prêtre
Name:	Gabriel Prêtre
Title:	Member of the board of directors

By:	/s/ Peter Prast
Name:	Peter Prast
Title:	Member of the board of directors

Haldor Foundation

By:	/s/ Gabriel Prêtre
Name:	Gabriel Prêtre
Title:	Foundation Board member

By:	/s/ Peter Prast
Name:	Peter Prast
Title:	Foundation Board member